No. of ADSs:

Each American Depositary
Share represents one Share

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

Preferred Class A Shares

of

COMPANHIA VALE DO RIO DOCE

(Incorporated under the
laws of the Federative Republic of Brazil)

FOR LIMITATIONS ON VOTING RIGHTS, SEE PARAGRAPH (14) ON THE REVERSE HEREOF.

No. ________________

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as Depositary (the "Depositary"), hereby certifies that ___________ is the owner of _____ American Depositary Shares, representing deposited preferred class A shares, without par value, including rights to receive such preferred class A shares to the extent specified in paragraph (4)(b) ("Shares"), of COMPANHIA VALE DO RIO DOCE, a corporation organized under the laws of the Federative Republic of Brazil (the "Company"). At the date hereof, each American Depositary Share represents one Share deposited under the Deposit Agreement (hereinafter defined) at Banco Bradesco, as Custodian (the "Custodian"). Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

(1) The Deposit Agreement. This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement dated as of January 1, 1994 (as amended from time to time, the "Deposit Agreement") by and among the Company, the Depositary and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash (except cash held pursuant to clause (i) of paragraph (4)(b) from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash collectively, the "Deposited Securities"). The Deposit Agreement provides that the Depositary and the Custodian will comply with (and may rely on) written instructions from the Company or its Brazilian counsel to maintain registration of the amount of Deposited Securities with Banco Central do Brasil (the "Central Bank") and to furnish to the Central Bank and to the Comissao de Valores Mobiliarios (the "Securities Commission"), whenever required, any applications, information or documents related to the Deposit Agreement, the Receipts and the Deposited Securities and distributions thereon. Copies of the Deposit Agreement and of the Company's provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2) Withdrawal of Deposited Securities. Upon surrender of this Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) and payment of the fee of the Depositary provided for in paragraph (8) at the Depositary's Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities (including the Company's estatuto and applicable law), the Holder hereof is entitled to the delivery as promptly as practicable at the Office of the Custodian to such Holder or upon such Holder's order of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at the Depositary's Office or at such other place as may have been requested by the Holder. Delivery of Deposited Securities may be made by the delivery of certificates to the extent such Deposited Securities may be represented by certificates and, to the extent that the provisions of or governing Deposited Securities make delivery of certificates therefor impracticable, by such delivery as the Depositary may reasonably effect, including, without limitations, by transfer or record ownership thereof to an account designated by the Holder maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities. Neither the Depositary nor the Custodian shall delivery Deposited Securities to any person except pursuant to this paragraph (2) or paragraphs (12), (15), (17), (19) or (20). Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Depositary may restrict the withdrawal of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) to Form F-6 (as such General Instruction may be amended from time to time) under the Securities Act of 1933.

(3) Transfers, Combinations and Split-ups. Subject to paragraph (4), this Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register (after making reasonable efforts to consult with the Company) at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement and shall do so at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4) Certain Limitations. (a) In General. Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require: (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (8) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary and the Company may establish consistent with the Deposit Agreement, including without limitation any regulations deemed necessary or desirable by the Depositary or the Custodian to facilitate compliance with any applicable rules or regulations of the Central Bank or the Securities Commission. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or when any such actions is deemed necessary or advisable by the Depositary or the Company. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with securities laws in the United States. (b) Rights to Receive Shares. The Depositary may execute and deliver Receipts against deposits under the Deposit Agreement of rights to receive Shares from the Company, any agent of the Company or any central clearing agency approved in writing by the Company recording Share ownership or transactions. Unless requested in writing by the Company to cease doing so, the Depositary may also execute and deliver Receipts against deposits under the Deposit Agreement of other rights to receive Shares (each such outstanding Receipt, until such Shares are actually deposited hereunder, being herein called a "Pre-Released Receipt"), provided that (i) each Pre-Released Receipt is fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (ii) the applicant for Pre-Released Receipts represents in writing that it is the beneficial owner of such Shares at the issuance of the Pre-Released Receipts, has assigned all beneficial right, title and interest in such Shares to the Depositary for the benefit of Holders and will hold such Shares for the account of the Depositary until delivery thereof to the Depositary upon the Depositary's request, (iii) such transaction is terminable by the Depositary on not more than five business days' notice and (iv) all Pre-Released Receipts represent not more than 20% of Shares actually deposited, and provided, further, that the Company shall give the Depositary not less than five business days' notice of any request to the Depositary to cease issuance of Pre-Released Receipts. The collateral referred to in clause (i) above, but not the earnings thereon, shall be held for the benefit of the Holders, but shall not constitute Deposited Securities. The Depositary may retain for its own account any compensation for Pre-Release Receipts, including without limitation earnings on the collateral securing Pre-Released Receipts. The Depositary shall not execute and deliver any Pre-Released Receipt or permit any Pre-Released Receipt to remain outstanding in circumstances that would cause distributions in respect of the Receipts to be treated differently for Holders' United States federal income tax purposes than distributions by the Company on the Shares. The Depositary will execute and deliver Receipts (including Pre-Released Receipts) only in accordance with Section 2.03 of the Deposit Agreement and paragraphs (3), (4)(b), (12) and (15).

(5) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to any such sale), and may apply such cash or the proceeds of such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(6) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, non-assessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares presented for deposit are not "restricted securities" as such term is defined in Rule 144(a)(3) under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(7) Disclosure of Interests. To the extent that provisions of or governing any Deposited Securities (including the Company's estatuto or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall comply to the extent practicable with Company instructions as to Receipts in respect of any such enforcement or limitation and Holders shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary in the Depositary's compliance with such Company instructions and by their holding of Receipts are deemed to consent to any such enforcement or limitations of rights.

(8) Charges of Depositary. The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Receipts for withdrawal of Deposited Securities, U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered. The Company will pay all other charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian), except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees payable by such persons or Holders in respect of the Shares as of the date of the Deposit Agreement), and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). The provisions in respect of these charges may be changed in the manner indicated in paragraph (20).

(9) Title to Receipts. Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

(10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

(11) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date of the Deposit Agreement at 100 F Street, N.E., Washington, D.C. 20549.

Dated:
JPMORGAN CHASE BANK, N.A., as Depositary
By
Authorized Officer

The address of the office of the Depositary's office is 4 New York Plaza, New York, New York 10004.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(12) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, (i) within one business day of its or its agent's receipt thereof, convert such cash into U.S. dollars by sale or in any other manner that the Depositary may determine, and (ii) as promptly as practicable, transfer such U.S. dollars to the United States and distribute the U.S. dollars thus received (net of the Depositary's reasonable and customary expenses in making such conversion and transfer) by checks drawn on a bank in the United States to the Holders on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or any amounts required to be withheld by the Company, the Custodian or the Depositary on account of taxes, and provided, further, that the Depositary may rely upon instructions from the Company or its Brazilian counsel in respect of any approval or license of the Brazilian government or any agency thereof required for any such conversion, transfer or distribution. If in the judgment of the Depositary after consultation with the Company any such conversion, transfer or distribution cannot be made on a reasonable and permissible basis in respect of some or all Holders entitled thereto, the Depositary may in its discretion make such conversion, transfer and distribution to the extent reasonable and permissible and may hold (without liability for interest thereon) any foreign currency not so convertible or any U.S. dollars not so transferable for the Holders entitled thereto or distribute (upon their written request) to them such foreign currency or U.S. dollars (or an appropriate document evidencing their right to same). If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall as promptly as practicable and to the extent practicable sell the number of Shares represented by the aggregate of such fractions and as promptly as practicable distribute the net proceeds to the Holders entitled thereto as in the case of a cash distribution. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion, after consultation with the Company, as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (i) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (ii) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, use reasonable efforts to sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and shall allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a cash distribution or, to the extent such sale is not practicable, allow such rights to lapse. The Depositary will distribute as promptly as practicable to Holders on the record date set by it therefore any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided if in the reasonable opinion of the Depositary any such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale by the Depositary to the Holders entitled thereto as in the case of a cash distribution. The Depositary will not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

(13) Record Dates. The Depositary shall fix a record date in respect of Receipts (which shall be the same date as any corresponding record date set by the Company in respect of Deposited Securities or, if not practicable, such date, as near as practicable to any such corresponding record date, as the Depositary, after making reasonable efforts to consult with the Company thereon, shall set) for the determination of Holders entitled, and only such Holders shall be entitled, to receive any distribution on Deposited Securities or the net proceeds thereof, to give any instructions in respect of the voting of or consent in respect of Deposited Securities, to be affected by any change in the number of Shares represented by each American Depositary Share, to exchange Receipts for other Receipts or other depositary receipts, to receive any notice, or to be affected by any other matter as to which the Depositary shall find it necessary or convenient to fix a record date.

(14) Voting of Deposited Securities. The Shares are entitled to elect one member and his respective alternative to the Company's Fiscal Council and to general voting rights with the exception that the Shares, under normal circumstances are prohibited from voting to elect members of the Company's Board of Directors. However, if the Company fails to pay the fixed dividend amount specified in the Company's By-laws with respect to the Shares for a period of threeconsecutive fiscal years, the Shares will acquire the right to elect members of the Company's Board of Directors until such time as full payment has been made. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice containing (a) such information as is contained in such notice and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a proxy to a person designated by the Custodian to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request. The Depositary agrees not to vote the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt other than in accordance with such instructions from the Holder of such Receipt.

(15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the rights to receive the Deposited Securities including the securities so received.

(16) Reports; Inspection of Register. The Depositary or its agent will make available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary or its agent will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(17) Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax or governmental charge that the Depositary or the Custodian is obligated to withhold, the Depositary may, after making reasonable efforts to consult with the Company, dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such tax or governmental charge, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or governmental charge to the Holders entitled thereto.

(18) Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Each of the Company, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without gross negligence or bad faith. Neither the Depositary, its agents nor the Company will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, provided that such action or inaction is in good faith. Subject to the Company's estatuto and the Deposit Agreement, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary appointed under the Deposit Agreement (the "Indemnified Persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any Indemnified Person, except to the extent that any such loss, liability or expense (including reasonable fees and expenses of counsel) is due to the negligence or bad faith of such Indemnified person, or (ii) by the Company or any of its agents (including without limitation any written request to cease issuing Pre-Released Receipts), or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense (including reasonable fees and expenses of counsel) arises out of (x) information (or omissions from such information) relating to such Indemnified person, furnished in writing to the Company by such Indemnified Person expressly for use in a registration statement under the Securities Act of 1933 or (y) the issuance of any Pre-Released Receipts. Each Indemnified Person shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in connection with the Deposit Agreement and the Receipts due to (i) the negligence or bad faith of such Indemnified Person (ii) breach of the Deposit Agreement by such Indemnified Person or (iii) the issuance of Pre-Released Receipts by such Indemnified Person. The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in connection with Pre-Released Receipts, except to the extent such loss, liability or expense is due to the Company's request that the Depositary cease executing and delivering Pre-Released Receipts.

(19) Resignation and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. the Depositary may at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires. The Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of the Deposit Agreement.

(20) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment that shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.S. dollars) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such 30 days shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(21) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall within such 90 days have been appointed and accepted its appointment within such 90 days. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and delivery Deposited Securities being withdrawn. As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, in U.S. dollars to the extent practicable, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.